Exhibit (l)(2)

OPINION AND CONSENT OF PIPER MARBURY RUDNICK & WOLFE LLP

PIPER MARBURY RUDNICK & WOLFE LLP
6225 Smith Avenue
Baltimore, Maryland 21209-3600
www.piperrudnick.com

PHONE     (410) 580-3000
FAX         (410) 580-3001

March 13, 2001

Prospect Street High Income Portfolio Inc.
13455 Noel Road
Suite 1300
Dallas, Texas 75240

           Re:           Prospect Street High Income Portfolio Inc.

Ladies and Gentlemen:

          We have acted as special Maryland counsel to Prospect Street High Income Portfolio Inc., a Maryland corporation (the “Company”), in connection with the Company’s Registration Statement on Form N-2, including all amendments or supplements thereto, filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), and the Investment Company Act of 1940, as amended (File No. 333-54770), and relating to 3,000 shares of Series W Auction Rate Cumulative Preferred Stock of the Company (the “Shares”), as described in the Registration Statement.

          In this capacity, we have examined the Company’s Charter and By-Laws, the proceedings of the Board of Directors of the Company relating to the issuance of the Shares, a certificate of an officer of the Company as to certain factual matters and such other statutes, certificates, instruments and documents relating to the Company and matters of law as we have deemed necessary to the issuance of this opinion. In such examination, we have assumed the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the conformity of final documents in all material respects to the versions thereof submitted to us in draft form, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies and the due authorization, validity and binding effect of all such documents (other than the authorization, execution and delivery of the documents by the Company).

          Based upon the foregoing, and limited in all respects to applicable Maryland law, we are of the opinion and advise you that:

           1.           The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Maryland.

          2.           The Shares have been duly authorized and when issued and paid for as contemplated in the Registration Statement, will be validly issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading “Experts” in the Prospectus included in the Registration Statement.

Very truly yours, /s/ PIPER MARBURY RUDNICK & WOLFE LLP